Exhibit 10.3

When recorded return to:

Christopher J. Lhulier, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

AMENDMENT TO MORTGAGE, SECURITY AGREEMENT

AND FIXTURE FILING

THIS AMENDMENT TO MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING (this “Amendment”) is made as of the 18th day of June, 2009, by and between GTC BIOTHERAPEUTICS, INC., a Massachusetts corporation, formerly known as GENZYME TRANSGENICS CORPORATION, having an address of 175 Crossing Boulevard, Suite 410, Framingham, Massachusetts 01702 (the “Grantor”), and LFB BIOTECHNOLOGIES S.A.S., having as address 3, avenue des Tropiques, LES ULIS, 91940 Courtaboeuf - FRANCE (the “Grantee”).

W I T N E S S E T H    T H A T:

WHEREAS, the Grantor granted the Grantee a certain Second Mortgage, Security Agreement and Fixture Filing dated as of December 22, 2008 and recorded with the Registry of Deeds for Worcester County, Massachusetts on December 22, 2008 in Book 43614, Page 182 with respect to certain real property of Grantor located in the Towns of Charlton and Spencer, County of Worcester, Commonwealth of Massachusetts and more particularly described therein (the “Existing Mortgage”), to secure, inter alia, certain indebtedness, obligations and liabilities of the Grantor to the Grantee; and

WHEREAS, the parties hereto desire to amend the Existing Mortgage in the manner as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Recitals. There foregoing recitals are hereby incorporated by reference herein.

2. Priority of Existing Mortgage. The parties hereto acknowledge that certain mortgage from the Grantee to General Electric Capital Corporation (“GECC”) dated May 26, 2004 and recorded with the Worcester County Registry of Deeds on May 26, 2004 in Book 33705, Page 97, as affected by that certain Amended and Restated Mortgage, Security Agreement and Fixture Filing by the Grantor in favor of GECC dated December 29, 2006 and recorded in Book 40438, Page 257, as amended, is as of the date hereof being paid in full and discharged and the Grantor accordingly acknowledges and agrees that the Existing Mortgage, as amended hereby, shall be a first lien on the Property from and after the date hereof.

3. Amendments to the Existing Mortgage. The Existing Mortgage is hereby further amended as follows:

(a) The Existing Mortgage is hereby amended by deleting in its entirety the “legend” provision contained in first full paragraph of the Existing Mortgage located immediately above the title thereof.

(b) The Existing Mortgage is hereby amended by deleting the word “Second” from the title thereof and in each place where the title is used and from the introductory paragraph immediately following the title thereof.

(c) The recitals beginning on page 1 of the Existing Mortgage are hereby deleted in their entirety and the following recitals are hereby substituted in their stead:

“WHEREAS, Grantor is the holder of (i) the 2006 Convertible Note (as defined below), (ii) the 2008 Convertible Note (as defined below) issued pursuant to that certain Note and Warrant Purchase Agreement, executed on October 31, 2008, by and between the Grantor and the Grantee (the “NPA”), (iii) the 2009 Convertible Note (as defined below) issued in connection with that certain Securities Purchase Agreement executed on June 18, 2009, by and between the Grantor and the Grantee (the “SPA” and together with the NPA, collectively, the “Purchase Agreements”), and (iv) the Secured Note (as defined below) issued pursuant to that certain Loan Agreement dated as of June 18, 2009 by and between the Grantor and the Grantee (as amended, the “Loan Agreement”); and

WHEREAS, Grantor and Grantee have agreed that this Mortgage, among other things, shall secure the Grantor’s obligations to the Grantee, including without limitation, those obligations memorialized by the Purchase Agreements, the Loan Agreement and the Notes (as defined below); and

NOW, THEREFORE, in consideration of the Purchase Agreements, the Loan Agreement, the Notes and other obligations of Grantor to Grantee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Grantor hereby agrees as follows:”

(d) Section 1.1(a) of the Existing Mortgage is hereby amended as follows:

i.	The following new definitions of “Notes”, “Secured Note”, “2006 Convertible Note”, “2008 Convertible Note” and “2009 Convertible Note” are hereby inserted into Section 1.1(a) in proper alphabetical order:

““Notes” means collectively, (a) the 2006 Convertible Note, (b) the 2008 Convertible Note, (c) the 2009 Convertible Note, and (d) the Secured Note.”

““Secured Note” means the Promissory Note dated June 18, 2009 executed by Grantor, payable to the order of Grantee, in the stated principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00), which is scheduled to mature on January 1, 2012.”

““2006 Convertible Note” means the Subordinated Convertible Note dated December 14, 2006, executed by Grantor, payable to the order of Grantee, in the stated principal amount of Two Million Five Hundred Fifty Eight Thousand Six Hundred Fifty and 00/100 Dollars ($2,558,650.00), which is scheduled to mature on December 14, 2011.”

““2008 Convertible Note” means the Convertible Promissory Note dated on or about December 22, 2008, executed by Grantor, payable to the order of Grantee, in the stated principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00), which is scheduled to mature on June 1, 2012.”

““2009 Convertible Note” means the Secured Convertible Note dated on or about June 18, 2009, executed by Grantor, payable to the order of Grantee, in the stated principal amount of Four Million Five Hundred Twelve Thousand Two Hundred Sixty-Eight and 00/100 Dollars ($4,512,268.00), which is scheduled to mature on January 1, 2012.”

ii.	The definitions of “Loan”, Loan Documents”, “Obligations” and “Permitted Encumbrances” are hereby deleted in their respective entireties and the following are hereby inserted in their respective steads:

““Loan” means collectively, (a) the loan in the aggregate principal amount of Two Million Five Hundred Fifty Eight Thousand Six Hundred Fifty and 00/100 Dollars ($2,558,650.00) made by Grantee to Grantor, evidenced by the 2006 Convertible Note, (b) the loan in the aggregate principal amount of Fifteen Million and 00/100 Dollars ($15,000,000.00) made by Grantee to Grantor pursuant to the NPA, evidenced by the 2008 Convertible Note, (c) the loan in the aggregate principal amount of Four Million Five Hundred Twelve Thousand Two Hundred Sixty-Eight and 00/100 Dollars ($4,512,268.00) made by Grantee to Grantor as described in the SPA, evidenced by the 2009 Convertible Note, and (d) the term loan to be made by Grantee to Grantor pursuant to the Loan Agreement in the aggregate principal amount of Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00) to be evidenced by the Secured Note; all of which are to be secured by the Loan Documents.”

““Loan Documents” means, collectively: (a) the Purchase Agreements; (b) the Notes; (c) this Mortgage; (d) the Amended and Restated Security Agreement dated as of June 18, 2009 executed by

Grantor and Grantee (as amended, the “Security Agreement”); (e) the Loan Agreement, and (f) all other documents now or hereafter executed by Grantor or any other Person to evidence, secure or otherwise related to the payment or the performance of the Obligations or otherwise executed in connection with the documents described in the foregoing items (a) through (e); and (g) all amendments, modifications, renewals, restatements, extensions, substitutions and replacements of any of the foregoing items.”

““Obligations” means, collectively: (a) the Loan; (b) all other principal and all interest, fees, expenses, charges, reimbursements, and other amounts due under or secured by the Loan Documents, including without limitation, any interest arising or accruing after the filing of a bankruptcy petition, whether allowed or disallowed, and all prepayment premiums, if any; (c) all principal, interest and other amounts which may hereafter be loaned by Grantee, its successors or assigns, to or for the benefit of Grantor, when evidenced by .a promissory note or other instrument which, by its terms, is governed or secured by any of the Loan Documents; (d) all other indebtedness, obligations, covenants, and liabilities now or hereafter existing of any kind of Grantor to Grantee, including without limitation, all indebtedness, obligations, covenants, and liabilities under any of the Loan Documents; and (e) all other indebtedness, obligations, covenants, and liabilities now or hereafter existing of any kind of Grantor to Grantee.”

““Permitted Encumbrances” means the outstanding liens, easements, restrictions, security interests, mechanics’ or materialmans’ liens and other exceptions to title set forth in that certain Loan Policy for title insurance issued by Old Republic National Title Insurance Company dated December 22, 2008 and identified as policy number LX 350856, and the endorsement thereto dated on or about June 18, 2009, none of which, Grantee hereby acknowledges, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by this Mortgage, materially and adversely affects the value of the Property, impairs the use or operations of the Property or impairs Grantor’s ability to pay its obligations in a timely manner, together with the liens and security interests in favor of Grantee created by the Loan Documents.”

iii.	The definition of “Note” is hereby deleted in its entirety.

(e) Section 2.2 of the Existing Mortgage is hereby deleted in its entirety and the following is hereby inserted in its stead:

“Section 2.2 Statutory Power of Sale. This Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements of Grantor in the Purchase Agreements, the Notes, the Security Agreement, the Loan Agreement and the other Loan Documents shall be kept and fully performed and upon any breach of same, Grantee shall have the STATUTORY POWER OF SALE and any other powers given by statute or set forth in Article 4 hereof, including the right to foreclose any and all rights of Grantor in and to the Property, whether by sale, entry, or in any manner provided for hereunder or under Massachusetts General Laws.”

(f) The following portion of Section 3.8(d) of the Existing Mortgage is hereby deleted in its entirety:

“(d) Release of Proceeds for Restoration. Notwithstanding the provisions of subsection (c) above, if in Grantee’s reasonable judgment the cost of the Restoration Work shall not exceed fifty percent (50%) of the then outstanding principal balance of the Note, then Grantee shall, upon request by Grantor, permit Grantor to use the Proceeds for the Restoration Work (subject to the provisions of, and less Grantee’s costs described in, Section 3.8(e) below), so long as:”

and the following is hereby inserted in its stead:

“(d) Release of Proceeds for Restoration. Notwithstanding the provisions of subsection (c) above, if in Grantee’s reasonable judgment the cost of the Restoration Work shall not exceed fifty percent (50%) of the then outstanding aggregate principal balance of the Notes, then Grantee shall, upon request by Grantor, permit Grantor to use the Proceeds for the Restoration Work (subject to the provisions of, and less Grantee’s costs described in, Section 3.8(e) below), so long as:”

(g) Section 3.8(d)(iii)(B) of the Existing Mortgage is hereby deleted in its entirety and the following is hereby inserted in its stead:

“the latest maturity date of any of the Notes evidencing the Loan.”

(h) The following portion of Section 4.1 of the Existing Mortgage is hereby deleted in its entirety:

“4.1 Event of Default; Remedies. The occurrence of any default set forth in (i) Section 5 of the Note or (ii) Section 7(a) of the Security Agreement, or a default by Grantor in the payment or performance of any of the other Obligations beyond any applicable cure period, shall constitute an “Event of Default” under this Mortgage. Any applicable grace and cure periods described in Section 5 of the Note or Section 7(a) of the Security Agreement are hereby incorporated into the definition of Event of Default in this Mortgage.”

and the following is hereby inserted in its stead:

“4.1 Event of Default; Remedies. The occurrence of any default set forth in (i) Section 4 of the 2006 Convertible Note, (ii) Section 5 of the 2008 Convertible Note, or (iii) Section 7(a) of the Security Agreement, or a default by Grantor in the payment or performance of any of the other Obligations beyond any applicable cure period, shall constitute an “Event of Default” under this

Mortgage. Any applicable grace and cure periods described in Section 4 of the 2006 Convertible Note, Section 5 of the 2008 Convertible Note or Section 7(a) of the Security Agreement are hereby incorporated into the definition of Event of Default in this Mortgage.”

(i) Section 4.1(a) of the Existing Mortgage is hereby deleted in its entirety and the following is hereby inserted in its stead:

“(a) Acceleration. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable (acceleration being automatic upon the occurrence of a default specified in Section 7(a)(viii),(x) or (xi) of the Security Agreement, Section 4(d) of the 2006 Convertible Note, or Section 5(d) of the 2008 Convertible Note).”

(j) The last sentence of Section 4.1(d) of the Existing Mortgage is hereby deleted in its entirety and the following is hereby inserted in its stead:

“Grantee, at its option, is authorized to foreclose this Mortgage subject to the rights of any Tenants, and the failure to make any such Tenants parties defendant to any foreclosure proceedings or to foreclose their rights or the failure to disturb the possession of any such Tenants after foreclosure will not be, nor may it be asserted by Grantor as, a defense to any proceedings instituted by Grantee to collect the sums secured hereby or to collect any deficiency remaining (if any is payable in accordance with any Purchase Agreement, any Note, the Security Agreement or the Loan Agreement) unpaid after the foreclosure sale of the Property or any other Collateral.”

(k) Section 4.1(f) of the Existing Mortgage is hereby deleted in its entirety and the following is hereby inserted in its stead:

“(f) Other. Exercise all other rights, remedies and recourses granted the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents, or a judgment on the Notes, or any one of them, either before, during or after any proceeding to enforce this Mortgage).”

(l) Section 4.3(a) of the Existing Mortgage is hereby deleted in its entirety and the following is hereby inserted in its stead:

“Section 4.3 Remedies Cumulative, Concurrent and Nonexclusive. Grantee shall have all rights, remedies and recourses granted hereunder and in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under each Note and the other Loan Documents, or against the Property and/or the other Collateral, or against any one or more of them, at the sole discretion of Grantee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Grantee in the enforcement of any rights, remedies or recourses hereunder, under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.”

(m) Subsections 4.7(b), (c) and (d) of the Existing Mortgage are hereby deleted in their respective entireties and the following Subsections 4.7(b), (c), (d), (e), (f) (g) and (h) are hereby inserted in their respective steads:

“(b) to the payment of all amounts (including interest, at the option of Grantee, at the rate set forth in Section 7(b) of the Security Agreement), other than the aggregate unpaid principal balance of the Notes and accrued but unpaid interest, which may be due to Grantee under the Loan Documents;

(c) to the payment and performance of the Obligations of the Grantor to the Grantee in connection with the Secured Note;

(d) to the payment and performance of the Obligations of the Grantor to the Grantee in connection with the 2009 Convertible Note;

(e) to the payment and performance of the Obligations of the Grantor to the Grantee in connection with the 2008 Convertible Note;

(f) to the payment and performance of the Obligations of the Grantor to the Grantee in connection with the 2006 Convertible Note;

(g) to the payment and performance of the remainder of the Obligations of the Grantor to the Grantee in such manner and order of preference as Grantee in its sole discretion may determine; and

(g) the balance, if any, to the payment of the persons legally entitled thereto.”

(n) Section 7.5 of the Existing Mortgage is hereby deleted in its entirety and the following new Section 7.5 is hereby inserted in its stead:

“7.5 Subrogation. To the extent proceeds of the Notes have been used to extinguish, extend or renew any indebtedness secured by the Property or other Collateral, then Grantee shall be subrogated to all of the rights, liens and interests existing against the Property and the other Collateral and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Grantee.”

4. Ratification. The Grantor and the Grantee each agree that, except as amended hereby, the Existing Mortgage shall remain in full force and effect and is in all other respects ratified and confirmed. The term “Mortgage” as used in the Existing Mortgage and any other documents or agreements between the parties hereto which relate to the indebtedness secured by the Existing Mortgage shall refer, from and after the date hereof, to the Existing Mortgage as amended by this Amendment and as the same may from time to time be further amended, supplemented, restated or otherwise modified.

5. Confirmation. The Grantor hereby confirms the grant to the Grantee of the Existing Mortgage with MORTGAGE COVENANTS and upon the STATUTORY CONDITION and with the STATUTORY POWER OF SALE.

6. Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

*Balance of Page Intentionally Left Blank*

IN WITNESS WHEREOF, Mortgagor and Mortgagee have each caused this Amendment to Mortgage, Security Agreement and Fixture Filing to be executed as an instrument under seal as of the day and year first written above.

Mortgagor:

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
John B. Green,
Senior Vice President, CFO and Treasurer

Commonwealth of Massachusetts

Suffolk County, ss.

On this 18th day of June, 2009, before me, the undersigned notary public, personally appeared John B. Green, proved to me through satisfactory evidence of identification, being (check whichever applies): ☑ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him voluntarily for its stated purpose, as the duly authorized signatory of GTC Biotherapeutics, Inc.

/s/ Jessica A. Davis
Notary Public
My commission expires:	October 12, 2012
Print Notary Public’s Name:	Jessica A. Davis
Qualified in the Commonwealth of Massachusetts
[Notary Seal]

* Signatures Continued on Next Page *

[Signature page to Amendment to Mortgage]

Mortgagee:

LFB BIOTECHNOLOGIES, S.A.S.

By:
Name:	Christian Bechon
Title:	President Directeur General

Commonwealth of Massachusetts

Suffolk County, ss.

On this      day of June, 2009, before me, the undersigned notary public, personally appeared Christian Bechon, proved to me through satisfactory evidence of identification, being (check whichever applies): ☐ driver’s license or other state or federal governmental document bearing a photographic image, ☐ oath or affirmation of a credible witness known to me who knows the above signatory, or ☐ my own personal knowledge of the identity of the signatory, to be the person whose name is signed above, and acknowledged the foregoing to be signed by him voluntarily for its stated purpose, as the duly authorized signatory of LFB Biotechnologies, S.A.S.

Notary Public
My commission expires:
Print Notary Public’s Name:
Qualified in the Commonwealth of Massachusetts
[Notary Seal]

[Signature page to Amendment to Mortgage]